UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2017

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. (a)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a letter delivered by Jonathan Christodoro to Xerox Corporation (the “Company”) on December 8, 2017, Mr. Christodoro resigned (the “Resignation”) from the Board of Directors of the Company (the “Board”), effective immediately. According to his letter, Mr. Christodoro’s Resignation was due to his belief that the Board will make decisions and take the Company in a direction with which Mr. Christodoro strongly disagrees. The Resignation was necessary in order to allow Carl Icahn and his affiliated funds to submit nominations for the election of director candidates at the 2018 Annual Meeting of Shareholders, which were subsequently received.

Mr. Christodoro served on the Corporate Governance Committee and the Corporate Finance Committee of the Company.

A copy of Mr. Christodoro’s letter is filed as Exhibit 17.1 hereto.

Item 8.01.	Other Events.

On December 11, 2017, the Company issued a press release with respect to the Resignation. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Letter from Jonathan Christodoro, dated as of December 8, 2017.

99.1	Press Release, dated December 11, 2017.

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter from Jonathan Christodoro, dated as of December 8, 2017.

99.1	Press Release, dated December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: December 11, 2017

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Assistant Secretary